AMENDMENT TO PARTICIPATION AGREEMENT

Among

VARIABLE INSURANCE PRODUCTS FUNDS,
FIDELITY DISTRIBUTORS CORPORATION
and

PRINCIPAL NATIONAL LIFE INSURANCE COMPANY

This Amendment ("Amendment") is made and entered into as of the 15th day of October, 2019 by and among PRINCIPAL NATIONAL LIFE INSURANCE COMPANY (hereinafter the “Company”), an Iowa corporation, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the “Account”) and FIDELITY DISTRIBUTORS CORPORATION (hereinafter, the “Underwriter”), a Massachusetts corporation, and each of VARIABLE INSURANCE PRODUCTS FUND, VARIABLE INSURANCE PRODUCTS FUND II, VARIABLE INSURANCE PRODUCTS FUND III, VARIABLE INSURANCE PRODUCTS FUND IV, and VARIABLE INSURANCE PRODUCTS FUND V, each an unicorporated business trust organized under the laws of the Commonwealth of Massachusetts (each referred to hereinafter as the “Fund.”).

RECITALS

WHEREAS, the Company, the Underwriter and the Funds are currently parties to the Participation Agreement dated December 2, 2011 (the "Agreement"), as amended; and

WHEREAS, the parties wish to amend Schedule A to the Agreement as set forth below.

AMENDMENT

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.Schedule A to the Agreement shall be deleted in its entirety and replaced with the amended Schedule A attached hereto.

2.	The Agreement, as supplemented by this Amendment, is ratified and confirmed.

3.This Amendment may be executed in two or more counterparts which together shall constitute one instrument.

IN WITNESS WHEREOF , the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

PRINCIPAL NATIONAL LIFE INSURANCE COMPANY

By: /s/ Todd A. Jones
Name: Todd A. Jones
Title: Assistant Director - Product Management

FIDELITY DISTRIBUTORS CORPORATION

By: /s/ Robert Bachman
Name: Robert Bachman
Title: EVP

VARIABLE INSURANCE PRODUCTS FUND
VARIABLE INSURANCE PRODUCTS FUND II
VARIABLE INSURANCE PRODUCTS FUND III
VARIABLE INSURANCE PRODUCTS FUND IV
VARIABLE INSURANCE PRODUCTS FUND V

By: /s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory

Schedule A

Separate Accounts and Associated Contracts

Name of Separate Account and Date Established Principal National Life Insurance Company Variable Life Separate Account
(November 28, 2007)

Policy Form Numbers of Contracts Funded by Separate Account Principal Variable Universal Life Income III
Principal Variable Universal Life Income IV Principal Executive Variable Universal Life III